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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Tellabs, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Tellabs, Inc. of our report dated January 20, 1999, with respect to the consolidated financial statements of Tellabs, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 1999 and related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP


Chicago, Illinois
September 20, 1999




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